UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2026

Silvaco Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42043	27-1503712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Silvaco Group Inc.
4701 Patrick Henry Drive, Building #23
Santa Clara, CA 95054
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 567-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SVCO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2026 (the “Agreement Date”), Silvaco Group, Inc., a Delaware corporation (the “Company”), entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with Micron Technology, Inc., a Delaware corporation (“Micron”) and a customer of the Company. Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Micron, and Micron agreed to purchase from the Company, a Senior Convertible Promissory Note in a principal amount of $10.0 million (the “Note”). The transactions contemplated by the Purchase Agreement closed on August 6, 2026 (the “Closing Date”), and the Company issued the Note to Micron on the Closing Date.

The Note is unsecured and bears simple interest at a rate of 8.0% per annum. Interest accrues without periodic cash payments and, unless the Note has become due and payable following an Event of Default, will be included with the outstanding principal amount in the amount converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Except as described below with respect to the Nasdaq Cap, the Note may be repaid only with the prior written consent of Micron.

Immediately upon August 7, 2028 (the “Conversion Date”), or immediately prior to the closing of a Change of Control, as defined in the Note, all outstanding principal under the Note, together with all accrued but unpaid interest, will automatically convert into shares of Common Stock (the “Conversion Shares”), without further action by the Company or Micron. The conversion price will be the lower of (i) 90% of the fair market value of the Common Stock on the Conversion Date and (ii) 115% of the closing price of the Common Stock on The Nasdaq Stock Market on the trading day immediately preceding the date of the Note. A Change of Control generally includes certain mergers or consolidations, transfers of more than 50% of the voting power of the Company or Silvaco, Inc., and certain dispositions or exclusive licenses of all or substantially all of the assets or intellectual property of the Company or Silvaco, Inc., in each case as described in the Note.

The number of Conversion Shares issuable under the Note is subject to the maximum number of shares that the Company may issue without stockholder approval under Nasdaq Listing Rule 5635(d) (the “Nasdaq Cap”). If the Company reasonably expects that conversion on the Conversion Date would exceed the Nasdaq Cap, the Company is required to seek and use its reasonable best efforts to obtain the requisite stockholder approval before the Conversion Date. If the requisite stockholder approval is not obtained before the Conversion Date, a portion of the outstanding principal and accrued interest will convert into a number of Conversion Shares equal to the Nasdaq Cap, and the Company will be required to make a cash payment to Micron with respect to the remaining outstanding principal and accrued interest. The amount of the cash payment will equal the gross proceeds Micron would have received had the remaining principal and interest been converted into shares without regard to the Nasdaq Cap and those shares immediately sold at their fair market value as of the close of trading on the Conversion Date. To the extent that the cash payment exceeds the remaining principal and accrued interest, the excess constitutes a prepayment penalty under the Note. Because the conversion price, the future market price of the Common Stock and the applicable Nasdaq Cap cannot be determined as of the date of this Current Report, neither the number of Conversion Shares that may be issued nor the amount of any potential cash payment can presently be determined.

The Note contains customary events of default, including certain payment defaults, insolvency and bankruptcy events involving the Company or Silvaco, Inc., and certain breaches of the Note or the Purchase Agreement, subject in specified cases to notice and cure periods.

While the Note remains outstanding, the Purchase Agreement restricts the ability of the Company and Silvaco, Inc. to incur, maintain, guarantee or secure additional indebtedness. In general, the Purchase Agreement permits up to $50.0 million of aggregate consolidated indebtedness for borrowed money of the Company and Silvaco, Inc. and certain finance leases used to acquire new property, provided that the permitted indebtedness is expressly subordinated to the Company’s obligations under the Note and the Purchase Agreement on terms reasonably acceptable to Micron.

The Purchase Agreement provides Micron with certain registration rights if, as of the Conversion Date, Micron is an “affiliate” of the Company within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Rule 144”), or the Conversion Shares are not then eligible to be resold without volume, manner-of-sale or other limitations under Rule 144.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Agreement Date, the Company entered into the Purchase Agreement, an enforceable agreement under which the Company became obligated to issue the Note. The Note was issued on the Closing Date.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

On the Closing Date, the Company issued and sold the Note to Micron for an aggregate cash purchase price of $10.0 million. The Note and the Conversion Shares issuable upon conversion of the Note were offered and sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. In connection with the issuance, Micron represented to the Company, among other things, that Micron is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, was acquiring the Note for its own account for investment purposes, had sufficient knowledge and experience to evaluate the merits and risks of the investment, had access to information concerning the Company and the Note and was not solicited through any form of general solicitation or general advertising.

Neither the Note nor the Conversion Shares have been registered under the Securities Act or applicable state securities laws. Accordingly, the Note and any Conversion Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration. As described in Item 1.01, the number of Conversion Shares that may ultimately be issued cannot be determined as of the date of this Current Report because the conversion price depends in part on the future market price of the Common Stock and because the issuance is subject to the Nasdaq Cap.

Item 7.01 Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release announcing the matters described in Item 1.01, above.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Convertible Promissory Note, dated August 6, 2026, by and between Silvaco Group, Inc. and Micron Technology, Inc.
10.1*	Convertible Note Purchase Agreement, dated August 5, 2026, by and between Silvaco Group, Inc. and Micron Technology, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibit A to the Convertible Note Purchase Agreement has been omitted because it is filed separately as Exhibit 4.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVACO GROUP, INC.

Date: August 6, 2026	By:	/s/ Christopher Zegarelli
Christopher Zegarelli
Chief Financial Officer